QuickLinks -- Click here to rapidly navigate through this document

Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Assured Guaranty Ltd. (the "Company") hereby constitute and appoint Dominic J. Frederico, Robert Mills and James M. Michener, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and re-substitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign a registration statement (the "Registration Statement") to effect the registration under the Securities Act of 1933, as amended (the "Act"), of common shares of the Company for sale by selling shareholders and any and all amendments (including post-effective amendments) to such Registration Statement and any registration statement relating to the offering covered by such registration statement and filed pursuant to Rule 462(b) under the Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Position	Date

/s/ WALTER A. SCOTT Walter A. Scott	Chairman of the Board; Director	May 8, 2008
/s/ DOMINIC J. FREDERICO Dominic J. Frederico	President and Chief Executive Officer; Director	May 8, 2008
/s/ ROBERT B. MILLS Robert B. Mills	Chief Financial Officer (Principal Financial and Accounting Officer)	May 8, 2008
/s/ ROBERT A. BAILENSON Robert A. Bailenson	Managing Director and Chief Accounting Officer (Principal Accounting Officer)	May 8, 2008
/s/ NEIL BARON Neil Baron	Director	May 8, 2008
/s/ FRANCISCO L. BORGES Francisco L. Borges	Director	May 8, 2008
/s/ G. LAWRENCE BUHL G. Lawrence Buhl	Director	May 8, 2008

/s/ STEPHEN A. COZEN Stephen A. Cozen	Director	May 8, 2008
/s/ PATRICK W. KENNY Patrick W. Kenny	Director	May 8, 2008
/s/ DONALD H. LAYTON Donald H. Layton	Director	May 8, 2008
/s/ ROBIN MONRO-DAVIES Robin Monro-Davies	Director	May 8, 2008
/s/ MICHAEL T. O'KANE Michael T. O'Kane	Director	May 8, 2008
/s/ DOMINIC J. FREDERICO Dominic J. Frederico	Authorized Representative in the United States	May 8, 2008
/s/ WILBUR L. ROSS, JR. Wilbur L. Ross, Jr.	Director	May 8, 2008

QuickLinks

  Exhibit 24.1
POWER OF ATTORNEY